SYCAMORE.US, INC. AND SYCAMORE SERVICES, INC.

REPORT ON AUDIT OF
CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED
DECEMBER 31, 2009 AND 2008

No extracts from this report may be published without our written consent.

Stegman & Company

TABLE OF CONTENTS

INDEPENDENT AUDITORS' REPORT CONSOLIDATED FINANCIAL STATEMENTS	Page

Consolidated Balance Sheets	1

Consolidated Statements of Operations	2

Consolidated Statements of Changes in Stockholders' Equity	3

Consolidated Statements of Cash Flows	4-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	6-12

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Sycamore.US, Inc. and Sycamore Services, Inc.
Frederick, Maryland

We have audited the accompanying consolidated balance sheets of Sycamore.US, Inc. and Sycamore Services, Inc. (Maryland “S” Corporations, the “Company”) as of December 31, 2009 and 2008 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sycamore.US, Inc. and Sycamore Services, Inc. as of December 31, 2009 and 2008, and the results of operations, changes in stockholders’ equity and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Stegman & Company

Baltimore, Maryland
November 24, 2010

SYCAMORE.US, INC. AND SYCAMORE SERVICES, INC.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

ASSETS

	2009	2008
CURRENT ASSETS:
Cash	$34,053	$59,918
Accounts receivable	3,222,179	3,218,254
Prepaid expenses	154,845	98,374
Other receivables	22,456	485,736

Total current assets	3,433,533	3,862,282

PROPERTY AND EQUIPMENT - at cost, net of accumulated depreciation	142,793	240,913

OTHER ASSETS
Deposits	16,622	16,789

TOTAL ASSETS	$3,592,948	$4,119,984

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$506,586	$525,364
Accrued compensation expense	649,310	930,323
Revolving lines of credit	140,385	279,045
Notes payable - current	13,347	12,977
Other current liabilities	-	52,985

Total current liabilities	1,309,628	1,800,694

NOTES PAYABLE - net of current portion	13,960	30,336

Total liabilities	1,323,588	1,831,030

STOCKHOLDERS’ EQUITY
Common stock - no par value, 1200 shares authorized, 826 and 810 shares issued and outstanding at 2009 and 2008, respectively	1,016,322	839,569
Paid-in-capital	101,186	101,186
Retained earnings	1,151,852	1,348,199

Total stockholders’ equity	2,269,360	2,288,954

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,592,948	$4,119,984

SYCAMORE.US, INC. AND SYCAMORE SERVICES, INC.

STATEMENTS OF OPERATIONS
DECEMBER 31, 2009 AND 2008

	2009	2008

REVENUE	$19,394,393	$16,566,142

DIRECT COSTS	13,982,148	11,356,693

GROSS PROFIT	5,412,245	5,209,449

OPERATING EXPENSES	5,384,896	4,672,456

OTHER (INCOME) EXPENSE	24,962	577

NET INCOME	$2,387	$536,416

The accompanying notes are an integral part of these financial statements.

SYCAMORE.US, INC. AND SYCAMORE SERVICES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	Common Stock		Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total

BALANCE AT JANUARY 1, 2008	784	$750,961	$66,627	$811,783	$1,629,371

Stock-based compensation from options	-	-	34,559	-	34,559
Stock-based compensation from stock grants	26	88,608	-	-	88,608
Net income	-	-	-	536,416	536,416

BALANCE AT DECEMBER 31, 2008	810	839,569	101,186	1,348,199	2,288,954

Stock-based compensation from stock grants	16	176,753	-	-	176,753
Net (income)	-	-	-	2,387	2,387
Distributions to shareholders	-	-	-	(198,734)	(198,734)

BALANCE AT DECEMBER 31, 2009	826	$1,016,322	$101,186	$1,151,852	$2,269,360

The accompanying notes are an integral part of these financial statements.

SYCAMORE.US, INC. AND SYCAMORE SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR TIE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,387	$536,416
Adjustments to reconcile change in net assets to net cash used in operating activities:
Depreciation	72,671	62,423
Loss on dispositions	30,444	1,457
Stock-based compensation	176,753	123,167
Changes in net operating assets and liabilities:
Accounts receivable	(3,925)	(671,591)
Prepaid expenses	(56,471)	43,983
Other receivables	463,280	(446,426)
Deposits	167	(1,178)
Accounts payable and accrued expenses	(18,778)	229,547
Accrued compensation	(281,013)	210,083
Other current liabilities	(55,645)	24,390

Net cash provided by operating activities	329,870	112,271

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equipment	-	410
Purchase of property and equipment	(4,995)	(99,325)

Net cash used in investing activities	(4,995)	(98,915)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayment of notes payable	(13,346)	(56,321)
Change in revolving lines of credit	(138,660)	203,239
Payments on stockholder loans	-	(139,000)
Distribution to stockholders	(198,734)	-

Net cash (used in) provided by financing activities	(350,740)	7,918

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(25,865)	21,274

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	59,918	38,644

CASH AND CASH EQUIVALENTS AT END OF YEAR	$34,053	$59,918

SYCAMORE.US, INC. AND SYCAMORE SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:
Interest	$6,472	$11,126

Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

SYCAMORE.US, INC. AND SYCAMORE SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Company, Sycamore.US, Inc. (SUS) and Sycamore Systems, Inc. (SSI), based in Frederick, Maryland, provides science and technology services to the U.S. Government's Department of Defense and commercial concerns. Services include software development, database normalization and development, modeling and simulation, information security, space science, systems engineering, systems analysis, media applications, publications and graphic design services. The Company, SUS and SSI, are Maryland corporations that have elected to be taxed as "S" Corporations from inception under the income tax laws of the United States of America. In 2007, Sycamore Services, Inc. was merged into Sycamore.US, Inc., becoming a wholly owned subsidiary of SUS, and an election was made to treat SSI as a Q-sub for tax purposes.

Principles of Consolidation

The consolidated financial statements include the transactions of the parent and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated.

Revenue Recognition

The Company records income and expenses under the accrual method of accounting for financial statement purposes.

The Company recognizes income from time and material contracts as work progresses through monthly billings of time and materials as they are applied to the work pursuant to terms in the contracts.

The Company recognizes income from fixed price systems engineering contracts using the percentage of completion method, measured by the percentage of cost incurred to date compared to the total estimated costs to completion for each contract. This method is used because management considers incurred cost the best measure of progress on these contracts. Because of the inherent uncertainties in estimating costs and revenues, it is reasonable that the estimates will change in the near term.

The Company recognizes income and expenses for defense job order contracts when materials are received and identified to the contract. The balance is recognized when the assembled product is delivered and accepted under terms of the contract.

Amounts earned on specific jobs in excess of billings are treated as a current asset and billings in excess of earnings are treated as a current liability. Operating expenses, interest and other expenses are charged to expense when the costs are incurred except as discussed above on job order work-in-process. Provisions for estimated losses on uncompleted contracts are made in the period when such losses are determined.

Accounts Receivable and Allowance for Bad Debts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Invoice terms range from net 10 days to net 30 days. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance (allowance for doubtful accounts) based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written-off through a charge to the valuation allowance and a credit to trade accounts receivable. Currently there is no valuation because management believes that all of the company's accounts receivable are fully collectible.

Concentration of Credit Risk

The Corporation maintains cash balances which may exceed federally insured limits. Management does not believe that this results in significant credit risk.

Prepaid Expenses

Prepaid expenses generally consist of amounts paid in advance for insurance and advanced payments to suppliers or vendors.

Property and Equipment

Property and equipment are recorded at their original cost and are being depreciated using straight line methods over estimated lives ranging from 3 to 27.5 years. Depreciation expense for the years ended December 31, 2009 and 2008 was $72,671 and $62,423, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

2.	ACCOUNTS RECEIVABLE

Accounts receivable consists of amounts billed but as of yet are unpaid, retainages, and amounts for work performed but not yet billed. The Company's receivables are included in a blanket lien securing the Company's revolving lines of credit.

Accounts receivable at December 31, 2009 and 2008 consist of the following:

	2009	2008
Amounts billed, including retainages	$3,192,227	$2,988,397
Amounts unbilled	29,952	229,857

Total	$3,222,179	$3,218,254

The Company did not have an allowance for doubtful accounts at December 31, 2009 and 2008 because management believes that all accounts receivable are fully collectible.

3.	OTHER RECEIVABLES

Other receivables at December 31, 2009 and 2008 consist of the following:

	2009	2008
Advance to payroll processing company	$-	$466,171
Other receivable	22,456	19,565

Total	$22,456	$485,736

4.	PROPERTY AND EQUIPMENT

	2009	2008
Automobiles	$71,644	$107,513
Leasehold Improvements	-	87,507
Office Furniture	31,706	31,706
Office Equipment	30,624	32,187
Computer Software	123,089	118,961
Computer Hardware	231,484	240,384
Timeshares	1,950	150

	490,497	618,408
Accumulated depreciation	(347,704)	(377,495)

Property and Equipment, net	$142,793	$240,913

5.	REVOLVING LINES OF CREDIT

The Company has two lines of credit with a combined borrowing limit of $2,000,000 with BB&T Bank. Both credit lines matured in March 2010 and have been extended through March 2011.

Both credit lines are cross-guaranteed by SUS and SSI with a blanket lien on all assets. The agreement contains financial covenants, which require the Company to maintain a tangible net worth of not less than $1,000,000 and a ratio of total liabilities to tangible net worth of not greater than 1.50:1, calculated on the consolidated financial statements of the Companies.

The line of credit agreements contains restricted covenants which require that the Company assume no additional debt in excess of $100,000 in the aggregate at any time, make no expenditure in excess of $100,000 for fixed assets, enter into any leasing arrangements in excess of $100,000 in annual payments in any fiscal year for machinery and equipment, and restricts shareholder distributions and treasury stock acquisitions in excess of $100,000 over the tax liability of the Company shareholders in any fiscal year. The company was compliant with the line of credit covenants for the years ending December 31, 2009 and 2008.

The revolving line of credit lines are due upon demand and interest on the outstanding balance is variable at 1% above the bank's prime rate. At December 31, 2009 and 2008, $140,385 and $279,045, respectively, were outstanding.

6.	NOTES PAYABLE

Notes payable as of December 31, 2009 and 2008 consist of the following:

	2009	2008

Notes payable - collateralized by an automobile, payable in 60 equal monthly installments of $648 with interest at 3%. Final payment scheduled for July	$4,495	$12,015

Notes payable - collateralized by an automobile, payable in 60 monthly installments of $804 plus with interest at prime plus 1%. Final payment scheduled	22,812	31,300

Total notes payable	27,307	43,315

Less amounts due within one year	13,347	12,977

Total long-term notes payable	$13,960	$30,338

In addition to the line of credit, maturities on the mortgage and notes payable at December 31, 2009 are as follows:

Year ending December 31:
2010	$13,347
2011	9,236
2012	4,724
Thereafter	-

Interest expense for the line of credit and notes payable for the years ended December 31, 2009 and 2008 was $6,472 and $11,126, respectively.

7.	LEASE OBLIGATIONS

The Company leases certain office equipment and operating facilities under noncancelable operating leases that expire at various dates through 2013. Future minimum lease payments due under these commitments are as follows at December 31, 2009:

2010	$277,716
2011	195,852
2012	133,330
2013	12,281
Thereafter	-

$619,179

Total rent expense for facilities was $265,670 and $247,331 for the years ended December 31, 2009 and 2008.

8. STOCK-BASED COMPENSATION

In 2004, the Company adopted an Incentive Stock Plan. The plan provides for the granting of stock-based awards, specifically either qualified or non-qualified stock options to purchase an aggregate of up to 500 shares of common stock to eligible employees, officers, members of board of directors, and outside consultants of the Company. Through January 1, 2008 there were 107 share awards had been issued under the plan.

Stock option awards normally have an exercise price equal to the market price of the Company's stock on the date of the grant. They generally vest immediately upon grant or over a service life and generally expire 10 years after the grant date. The estimated fair value of the stock options is determined using Black-Scholes option-pricing model. Volatility is determined using the historical stock volatility of other companies which have similar characteristics and are publicly traded. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by persons who receive equity awards. The fair value of stock options granted the year ended December 31, 2008 was estimated using the following assumptions:

2008
Assumptions:
Risk-free interest rate	2.08%
Dividend yield	0.00%
Expected life of option grants	7 yrs
Weighted average expected stock price volatility	30.93%

There were 25 options granted to employees in the year ended December 31, 2008. No options were granted in the year ended December 31, 2009. No options were exercised or forfeited in December 31, 2009 and 2008.

The following is a summary of the Company's stock option activity for the two years ended December 31, 2009:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)
Outstanding at January 1, 2008	107	$3,590
Granted	25	3,408	10.00
Exercised	-	-

Outstanding at December 31, 2008	132	3,556
Granted	-	-
Exercised	-	-

Outstanding at December 31, 2009	132	$3,556	8.38

Exercisable at December 31, 2009	132	$3,556	8.38

The amount of stock based compensation for option awards was zero and $34,559 for the year ended December 31, 2009 and 2008, respectively.

The Company has issued granted stock awards to certain employees in the past as non-cash bonuses vesting immediately. During 2009 and 2008 the Company granted 160 and 26 shares of stock, recording a relate compensation expense for each year of $176,752 and $88,608, respectively.

9.	INCOME TAXES AND UNCERTAIN TAX POSTIONS

At its organization Company elected "S corporation" status for income tax purposes. Under this election, all income and losses, and the related taxes are recognized and paid at the stockholder level, including all state income items. Therefore, no provision or liability for income taxes has been included in the consolidated financial statements.

In 2007 Sycamore Services, Inc. (SSI) was merged into Sycamore.US, Inc. (SUS) and became a wholly owed subsidiary of SUS. At that time an election was made to treat SSI as a Q-sub for tax

Management has not identified any uncertain tax positions which under US generally accepted accounting principles would give rise to the recording of an uncertain tax benefit or disclosure in the financial statements.

10.	PENSION CONTRIBUTIONS PAYABLE

The Company maintains a 401(k) plan for the benefit of full-time employees meeting eligibility requirements. The Company matches 50% of participant contributions up to a maximum of 6% of gross wages. The Company contributed $680,195 and $546,999 to its 401(k) plan for the years 2009 and 2008, respectively.

11.	RELATED PARTY TRANSACTIONS

Related party activity consists of distributions of equity to the owners of the Company. Distributions are made in proportion to the percentage of stock owned by the individual owners. Distributions made to owners for the years ended December 31, 2009 and 2008 were $198,734 and zero, respectively. In 2008 the company repaid loans in the amount of $139,000 to two majority stockholders. No amounts were payable to or receivable from related parties at December 31, 2009 and 2008.

12.	MAJOR CUSTOMER CONCENTRATION INFORMATION

The Corporation's revenue is derived from contracts with the U.S. Government in which the Company is a contractor or subcontractor. For the years ended December 31, 2009 and 2008, revenue was derived primarily from government programs. For the years ended December 31, 2009 and 2008 the company recognized $16.1 million and $13.0 million or 82.95% and 78.64% respectively, of its total revenue from five large U.S. Government Contractors.

13.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 24, 2010 - the date the statements were available to be issued. No significant events or conditions were noted which require additional disclosure in or adjustment to the financial statements.